NEWS BULLETIN	POINT.360 2701 MEDIA CENTER DRIVE LOS ANGELES, CA 90065 Nasdaq: PTSX

FOR FURTHER INFORMATION:

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 565-1444

FOR IMMEDIATE RELEASE – LOS ANGELES, CA, MAY 7, 2014

POINT.360 ANNOUNCES THIRD FISCAL QUARTER AND NINE MONTH RESULTS

Point.360 (NASDAQ: PTSX), a leading provider of integrated media management services, today announced results for the three and nine month periods ended March 31, 2014, including sales of $19.2 million for the nine months, resulting in negative operating cash flow of about $0.5 million.

Haig S. Bagerdjian, the Company’s Chairman, President and Chief Executive Officer said: “As I have stated previously, our fiscal 2014 results have been affected by changes in customer ordering patterns and our exit from the computer graphics market. We have also seen a continuing evolution in our industry towards digital post production and distribution of content as well as increasing demand for localization of content for growing foreign consumption. We have witnessed these shifts in our customers and competitors to varying degrees, which may provide consolidation opportunities for Point.360.”

Revenues

Revenue for the quarter ended March 31, 2014 totaled $6.1 million compared to $8.3 million in the same quarter last year. Revenues for the nine months ended March 31, 2014 were $19.2 million compared to $23.7 million last year. Declines were due primarily to lower orders by a major customer and our decision in the second quarter to terminate our inconsistent computer graphics business.

Gross Margin

In the third quarter of fiscal 2014, gross margin was $1.8 million (30% of revenues), compared to $3.1 million (37% of revenues) in the prior year’s quarter. For the first nine months of fiscal 2014, gross margins were $6.1 million (32% of revenues), compared to $8.3 million, (35% of revenues) in last year’s period.

Selling, General and Administrative and Other Expenses

For the third quarter of fiscal 2014, SG&A expenses were $2.8 million, or 45% of sales, compared to $3.0 million, or 37% of sales, in the third quarter of last year. For the current nine month period, SG&A expenses were $8.6 million (45% of sales), compared to $8.9 million (38% of sales) last year.

Interest expense was $0.1 million and $0.2 million in the three and nine month periods ended March 31, 2014, and $0.1 million and $0.3 million in last year’s three and nine month periods.

Other income in all periods includes sublease income and gain on sale of fixed assets. In the fiscal 2014 three and nine month periods, other income includes $0.3 million from the settlement of a lawsuit. In the fiscal 2013 nine month period, other income also included a $332,000 discount received on the payoff of a mortgage, offset by the write offs of $90,000 of deferred financing costs related to that mortgage and a $30,000 fee to terminate a revolving credit agreement.

1

Operating Income (Loss)

The operating loss was $0.9 million in the third quarter of fiscal 2014 compared to an $11,000 profit in last year’s third quarter. For the nine months ended March 31, 2014, the operating loss was $2.6 million compared to a loss of $0.6 million last year.

Net Income (Loss)

For the third quarter and first nine months of fiscal 2014, the Company reported net losses of $0.7 million ($0.06 per share) and $2.3 million ($0.22 per share), respectively, compared to income of $0.2 million ($0.01 per share) and a $0.3 million loss ($0.03 per share) in the same periods last year.

Earnings Before Interest, Taxes, Depreciation, Amortization and Non-Cash Charges (EBITDAN)*

The following table reconciles the Company’s EBITDAN to net income which is the most directly comparable financial measure under Generally Accepted Accounting Principles (“GAAP”):

Computation of EBITDAN (unaudited)*

	Three Months Ended March 31		Nine Months Ended March 31,
	2013	2014	2013	2014
Net income (loss)	$150,000	$(662,000)	$(345,000)	$(2,292,000)
Interest (net)	68,000	70,000	316,000	215,000
Income taxes	--	--	--	--
Depreciation & amortization	616,000	437,000	1,854,000	1,430,000
Other non-cash charges:
Bad debt expense (recovery)	8,000	6,000	24,000	(106,000)
Stock based compensation	56,000	66,000	158,000	206,000
EBITDAN	$898,000	$(83,000)	$2,007,000	$(547,000)

2

Consolidated Statements of Operations (unaudited) *

The table below summarizes results for the three and nine month periods ended March 31, 2013 and 2014:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2014	2013	2014

Revenues	$8,295,000	$6,134,000	$23,701,000	$19,193,000
Cost of services sold	(5,244,000)	(4,296,000)	(15,418,000)	(13,130,000)

Gross profit	3,051,000	1,838,000	8,283,000	6,063,000
Selling, general and administrative expense	(3,040,000)	(2,767,000)	(8,883,000)	(8,632,000)

Operating Income (loss)	11,000	(929,000)	(600,000)	(2,569,000)
Interest expense	(68,000)	(70,000)	(316,000)	(215,000)
Other income	207,000	337,000	571,000	492,000

Income (loss) before income taxes	150,000	(662,000)	(345,000)	(2,292,000)
Provision for income taxes	-	-	-	-
Net income (loss)	$150,000	$(662,000)	$(345,000)	$(2,292,000)

Income (loss) per share:
Basic:
Net income (loss)	$0.01	$(0.06)	$(0.03)	$(0.22)
Weighted average number of shares	10,513,166	10,536,906	10,513,166	10,531,536
Diluted:
Net income (loss)	$0.01	$(0.06)	$(0.03)	$(0.22)
Weighted average number of shares including the dilutive effect of stock options	10,513,166	10,536,906	10,513,166	10,531,536

Selected Balance Sheet Statistics (unaudited)*

	June 30, 2013	March 31, 2014
Working Capital	$3,420,000	$(6,136,000)
Property and equipment, net	15,993,000	14,950,000
Total assets	23,652,000	20,760,000
Current portion of long term debt	490,000	8,488,000
Long-term debt, net of current portion	8,267,000	--
Shareholder’s equity	9,219,000	7,154,000

*The consolidated statements of operations, computation of EBITDAN and presentation of balance sheet statistics do not represent the results of operations or the financial position of the Company in accordance with generally accepted accounting principles (GAAP), and are not to be considered as alternatives to the balance sheet, statement of income, operating income, net income or any other GAAP measurements as an indicator of operating performance or financial position. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide additional useful analytical information to investors.

3

About Point.360

Point.360 (PTSX) is a value add service organization specializing in content creation, manipulation and distribution processes integrating complex technologies to solve problems in the life cycle of Rich Media. With locations in greater Los Angeles, Point.360 performs high and standard definition audio and video post production and archives and distributes physical and electronic Rich Media content worldwide, serving studios, independent producers, corporations, non-profit organizations and governmental and creative agencies. Point.360 provides the services necessary to edit, master, reformat and archive clients’ audio and video content, including television programming, feature films and movie trailers. Point.360’s interconnected facilities provide service coverage to all major U.S. media centers. The Company also rents and sells DVDs and video games directly to consumers through its Movie>Q retail stores. See www.Point360.com and www.MovieQ.com.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding (i) the Company’s projected revenues, earnings, cash flow and EBITDA; (ii) planned focus on internal growth and acquisitions; (iii) reduction of facilities and actions to streamline operations; (iv) actions being taken to reduce costs and improve customer service and (v) new business and new acquisitions. Please also refer to the risk factors described in the Company’s SEC filings, including its annual reports on Form 10-K. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward-looking statements. In addition to the factors described in the Company’s SEC filings, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top level management changes and (f) general economic and political conditions that adversely impact the Company’s customers’ willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.

4